EXHIBIT 10.11

                     SAND HILL IT SECURITY ACQUISITION CORP.




                                 April 23, 2004

Sand Hill Security LLC
3000 Sand Hill Road
Building 1, Suite 240
Menlo Park, California 94025

Gentlemen:

     This letter will confirm our agreement that, commencing on the effective date ("Effective Date") of the registration statement for the initial public offering ("IPO") of the securities of Sand Hill IT Security Acquisition Corp. (the "Company") and continuing (i) until the consummation by the Company of a "Business Combination" (as described in the Company's IPO prospectus), (ii) 18 months from commencement of the IPO if the Company does not effect a Business Combination, or (iii) 24 months from the consummation of the IPO if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months of commencement of the IPO and the Company has not effected a Business Combination, Sand Hill Security LLC shall make available to the Company certain office and secretarial services as may be required by the Company from time to time, situated at 3000 Sand Hill Road, Building 1, Suite 240, Menlo Park, California 94025. In exchange therefore, the Company shall pay Sand Hill Security LLC the sum of $7,500 per month on the Effective Date and continuing monthly thereafter.

                                      Very truly yours,

                                      SAND HILL IT SECURITY
                                      ACQUISITION CORP.

                                      By:  /s/ Humphrey P. Polanen
                                      -----------------------------
                                      Name:    Humphrey P. Polanen
                                      Title:   Chairman of the Board

AGREED TO AND ACCEPTED BY:

SAND HILL SECURITY LLC

By:  /s/ Humphrey P. Polanen
-----------------------------
Name:    Humphrey P. Polanen
Title:   Manager